UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Nuveen Arizona Premium Income Municipal Fund

(Exact Name of Registrant as Specified in Its Charter)

MASSACHUSETTS	36-3847197
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 West Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Class to be so Registered	Name of Exchange On Which Class is to be Registered
MuniFund Term Preferred Shares of Beneficial Interest, $10.00 liquidation preference per share, 2.05% Series 2015	NYSE MKT LLC

MuniFund Term Preferred Shares of Beneficial Interest, $10.00 liquidation preference per share, 2.90% Series 2016	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-182699

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The shares to be registered hereunder are MuniFund Term Preferred Shares of beneficial interest, par value $0.01 and $10.00 liquidation preference per share, 2.05% Series 2015 and 2.90% Series 2016 (“MTP Shares”), of Nuveen Arizona Premium Income Municipal Fund (the “Registrant”). The description of the MTP Shares is contained in the proxy statement/prospectus and in the related exhibits included in the registration statement on Form N-14, filed by Nuveen Arizona Premium Income Municipal Fund, Inc. (the “Predecessor Registrant”) under the Securities Act of 1933, as amended, on August 28, 2012 (333-182699), and such description as included in the proxy statement/prospectus filed pursuant to Rule 497 on September 5, 2012.

The Registrant has filed a post-effective amendment pursuant to Rule 414 to adopt the registration statement of the Predecessor Registrant on Form N-14 under the 1933 Act.

The description of MTP Shares contained in such filings is deemed incorporated herein by reference and made part of this registration statement.

Item 2.	Exhibits.

1.	Declaration of Trust (incorporated herein by reference to exhibit 1 to the post-effective amendment to the registration statement filed on Form N-14 for Nuveen Arizona Premium Income Municipal Fund, as filed via EDGAR on March 20, 2013 (SEC Accession 0001193125-13-117512)).

2.	By-Laws (incorporated herein by reference to exhibit 2 to the post-effective amendment to the registration statement filed on Form N-14 for Nuveen Arizona Premium Income Municipal Fund, as filed via EDGAR on March 20, 2013 (SEC Accession 0001193125-13-117512)).

3.	Rating Agency Guidelines (incorporated herein by reference to exhibit 5.c to the post-effective amendment to the registration statement filed on Form N-14 for Nuveen Arizona Premium Income Municipal Fund, as filed via EDGAR on March 20, 2013 (SEC Accession 0001193125-13-117512)).

4.	Form of Statement Establishing and Fixing the Rights and Preferences of Registrant’s MuniFund Term Preferred Shares with Form of Appendix A and Form of Appendix B.

5.	Specimen Certificate of Shares of the Registrant.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 3, 2013

NUVEEN ARIZONA PREMIUM INCOME MUNICIPAL FUND

By:	/s/ Gifford R. Zimmerman
Name: Gifford R. Zimmerman
Title: Chief Administrative Officer